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                                   EXHIBIT 23


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                               CONSENT OF COUNSEL


       The consent of Christopher W. Fox, Esq., Deputy General Counsel of Agway Inc. is included in his opinion, a copy of which is filed as Exhibit 5.



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 30, 2000 relating to the financial statements and financial statement schedules, which appears in Agway Inc.'s Annual Report on Form 10-K for the year ended June 24, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP



Syracuse, New York
June 28, 2001